Exhibit 8.1
Subsidiaries of the Registrant
The following are the subsidiaries of the Registrant:

1.	DLP Capital LLC (USA - Delaware)
2.	MPB Capital LLC (USA - Texas)
3.	Stone ALP Holding SARL (Luxembourg)
4.	Stone VETC SARL (Luxembourg)
5.	Stone Capital AG (Switzerland)
6.	Stone Apex Capital LLC (USA – Delaware)
7.	DLPPar Participações S.A. (Brazil)
8.	STNE Investimentos S.A. (Brazil)
9.	STNE Participações em Tecnologia S.A. (Brazil)
10.	Stone Serviços Financeiros S.A. (Brazil)
11.	Stone Instituição de Pagamento S.A. (Brazil)
12.	MNLT S.A. (Brazil)
13.	Pagar.me S.A. (Brazil)
14.	Stone Sociedade de Crédito Direto S.A. (Brazil)
15.	Stone Corporate SPE S.A. (Brazil)
16.	Stone Distribuidora de Títulos e Valores Mobiliários S.A. (Brazil)
17.	Stone Cartões Instituição de Pagamento S.A. (Brazil)
18.	Stone Sociedade de Crédito, Financiamento e Investimento S.A. (Brazil)
19.	Stone Pay Meios de Pagamento Ltda. (Brazil)
20.	Tag Tecnologia para o Sistema Financeiro S.A. (Brazil)
21.	Buy4 Processamento de Pagamentos S.A. (Brazil)
22.	Buy4 Sub LLC (USA - Texas)
23.	Stone Franchising Ltda. (Brazil)
24.	Stone Logística Ltda. (Brazil)
25.	Stone Impulse Ltda. (Brazil)
26.	App Sistemas S.A. (Brazil)
27.	Vhsys Sistema de Gestão S.A. (Brazil)
28.	Trinks Serviços de Internet S.A. (Brazil)
29.	Vitta Tecnologia em Saúde S.A. (Brazil)
30.	Vitta Corretora de Seguros Ltda. (Brazil)
31.	Vitta Serviços em Saúde Ltda. (Brazil)
32.	Vitta Saúde Administradora de Benefícios Ltda. (Brazil)
33.	MLabs Software S.A. (Brazil)
34.	Questor Sistemas S.A. (Brazil)
35.	Hiper Software S.A. (Brazil)
36.	Reclame Aqui Holdings Ltd. (Cayman Islands)
37.	Reclame Aqui LLC (USA - Delaware)
38.	Obvio Brasil Software e Serviços S.A. (Brazil)
39.	Reclame Aqui Marcas e Serviços Ltda. (Brazil)
40.	Stone Fundo de Investimento Multimercado Credito Privado (Brazil)
41.	TAPSO Fundo de Investimento em Direitos Creditórios Responsabilidade Limitada (Brazil)
42.	SOMA III Fundo de Investimentos em Direitos Creditórios Responsabilidade Limitada (Brazil)
43.	StoneCo Exclusivo Fundo de Investimento em Cotas de Fundo de Investimento Financeiro Multimercado Crédito Privado - Reponsabilidade Limitada (Brazil)
44.	Fundo de Investimento em Direitos Creditórios - ACR I - Responsabilidade Limitada (Brazil) The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds.
45.	Fundo de Investimento em Direitos Creditórios - ACR FAST - Responsabilidade Limitada (Brazil) The Group owns 100% of the subordinated quotas in connection with the incorporation of the funds.